UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

NETCAPITAL INC.

(Exact name of registrant as specified in its charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts 02111

(Address of principal executive offices) (Zip Code)

(781) 925-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCPL	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 4, 2026, Netcapital Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the closing bid price of its common stock had been below $1.00 per share for 30 consecutive business days, and that the Company therefore did not comply with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2).

On October 7, 2026, the Company received a letter from Nasdaq notifying the Company that, for the 10 consecutive business days from September 23, 2026 through October 6, 2026, the closing bid price of the Company’s common stock had been at $1.00 per share or greater. Accordingly, Nasdaq determined that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2), and the matter is now closed.

As previously disclosed, the Company remains out of compliance with Nasdaq Listing Rule 5250(c)(1) as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended April 30, 2026 and its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2026. The Company has until October 23, 2026 to submit to Nasdaq a plan to regain compliance with that rule. The October 7, 2026 letter does not address or affect that matter, and there can be no assurance that Nasdaq will accept the Company’s plan or that the Company will regain compliance with Rule 5250(c)(1).

On October 13, 2026, the Company issued a press release announcing that it has regained compliance with Nasdaq Listing Rule 5550(a)(2) and the engagement of Adeptus as its independent registered public accounting firm. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s plan to regain compliance with Nasdaq Listing Rule 5250(c)(1) and its ability to maintain the listing of its common stock on Nasdaq. These statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the Company’s ability to maintain a closing bid price of at least $1.00 per share, its ability to complete the required audits and reviews of its financial statements, the availability of financing, Nasdaq’s acceptance of the Company’s compliance plan, and the other risks described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On October 8, 2026, the Audit Committee of the Board of Directors of the Company approved the engagement of Adeptus Partners, LLC (“Adeptus”) as the Company’s independent registered public accounting firm, succeeding Fruci & Associates II, PLLC (“Fruci”), whose resignation effective August 12, 2026 was previously reported in the Company’s Current Report on Form 8-K filed on August 18, 2026 (the “August 8-K”). Adeptus has been engaged to audit the Company’s consolidated financial statements as of and for each of the fiscal years ended April 30, 2022 through April 30, 2026, including the opening balance sheet as of April 30, 2021, and to review the Company’s unaudited interim financial information for each of the quarters in the fiscal year ended April 30, 2026.

As previously disclosed in Item 4.02 of the August 8-K, the Company’s previously issued audited financial statements for the fiscal years ended April 30, 2022, 2023, 2024 and 2025, and the related unaudited interim financial statements identified in the August 8-K, should no longer be relied upon. Adeptus’s engagement to re-audit those fiscal years is intended to support the Company’s evaluation and completion of any required restatement and the filing of its delinquent periodic reports. The Company has not completed its evaluation of the corrections that may be required, and investors should continue not to rely on those previously issued financial statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Netcapital Inc., dated October 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2026	NETCAPITAL INC.

	By:	/s/ Todd Violette
	Name:	Todd Violette
	Title:	Chief Executive Officer